American Petro-Hunter Announces $5 Million Equity Enhancement Program with Magna Group

WICHITA, KS -- /MARKETWIRE/ -- March 25, 2013 – American Petro-Hunter, Inc. (OTCBB: AAPH) (“American Petro-Hunter” or the “Company”) today wishes to announce that the Company has entered into a common stock purchase agreement (the "Purchase Agreement") for a $5 million Equity Enhancement Program with Magna Group (the "Investor"), headquartered in New York, NY. The program will enable American Petro-Hunter to access additional funds towards the Company’s operation and drilling programs in Oklahoma.

The Equity Enhancement Program allows, but does not obligate, the Company to issue and sell up to $5 million of shares of common stock to the Investor from time to time over the 24-month period following the effectiveness of a registration statement the Company has agreed to file with the Securities and Exchange Commission (the "SEC") to register the resale of the stock by the Investor.

The Company may, in accordance with the procedures outlined in the agreement, notify the Investor the exact dollar amount that the Company intends to sell to the Investor, subject to a maximum amount equal to 300% of the average daily trading volume of the Company's common stock for the ten trading days immediately prior to the date of the request, and the Investor is contractually obliged to purchase the shares at a purchase price equal to 90% of the arithmetic average of the daily volume weighted average price of the common stock over a certain number of trading days in the applicable pricing period.

American Petro-Hunter intends to file a registration statement with the Securities and Exchange Commission to register the resale of the stock by the Investor by April 22, 2013. In addition, the Company has issued shares of our common stock to the Investor as an initial commitment fee for entering into the Purchase Agreement. The effectiveness of this registration statement is a condition precedent to the Company's ability to sell common stock to the Investor under the Equity Enhancement Program.

Robert McIntosh, the Chief Executive Officer of the Company states, "This closing provides the Company up to $5,000,000 in additional capital which will augment our existing financing arrangement when we require operational and drilling funds to be used in the Company’s development of the Mississippi Lime and Woodford shale plays in Payne and Lincoln Counties, Oklahoma. We can now plan more effectively as to when and where we will be drilling our first horizontal well under the 2013 development plan.” Joshua Sason, the Chief Executive Officer of Magna Group notes, "We are excited and enthusiastic about launching our relationship with American Petro-Hunter and are confident that our long-term commitment will help bolster operations and drilling activity. In the oil and gas space, it’s of utmost importance to invest in solid management, and we believe strongly in Mr. McIntosh’s ability to execute American Petro-Hunter’s business plan.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities to be offered and sold in the Equity Enhancement Program have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

About American Petro-Hunter, Inc. (OTCBB: AAPH)
American Petro-Hunter is an exploration and production (E&P) company focused on the acquisition and horizontal development of the Mississippi Lime and Woodford oil formations located in Oklahoma and Kansas. The Company operates from its offices in Wichita, Kansas. Visit us at: www.americanpetrohunter.com

About Magna Group

Magna Group is a leading alternative investment firm that makes innovative structured investments and provides financial partnership to its portfolio companies; public and private, domestic and international. With a focus on the small and lower-middle markets, Magna Group maintains an active long portfolio of over 40 emerging growth and development stage companies at any given time. As a financial partner, Magna Group prioritizes relationship and works closely with portfolio companies to develop customized equity, debt and hybrid investment solutions. Please visit www.magnagroupcapital.com for more information.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, scope and type of consulting services provided by ASYM, use of proceeds, future acquisitions, success of projects, growth and strategic plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

American Petro-Hunter, Inc.

Robert McIntosh
President & C.E.O.

To find out more about American Petro-Hunter, Inc. (OTCBB: AAPH), visit our website at www.americanpetrohunter.com

Investor Relations:
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